Exhibit  5.1
COPY
                            FAEGRE & BENSON LLP COPY
                 2500  Republic Plaza,  370  Seventeenth  Street
                          Denver,  Colorado  80202-4004
                            TELEPHONE   303.607.3500
                            FACSIMILE   303.607.3600
                                 www.faegre.com

                                                             William J. Campbell
                                                            wcampbell@faegre.com
                                                                    303/820-0630
                                  May 22, 2003

Stockgroup  Information  Systems  Inc.
750  West  Pender  Street,  Suite  500
Vancouver,  BC  V6C  2T7
Canada

     RE:     Registration  on  Form  SB-2

Ladies  and  Gentlemen:

     You have requested our opinion as special counsel for Stockgroup Information Systems Inc., a Colorado corporation, in connection with your registration statement on Form SB-2 under the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act, for an offering by Stockgroup of a maximum of 5,400,000 shares of its common stock, no par value, and a maximum of 3,510,000 warrants and options to purchase Stockgroup's common stock, as well as the resale by certain selling shareholders of up to an aggregate of 10,106,625 shares of Stockgroup's common stock. Certain of the shares to be offered by the selling shareholders underlie warrants held by the selling shareholders and will not be issued until and unless the warrants are exercised.

     We have examined Stockgroup's Form SB-2 filed with the Securities and Exchange Commission on or about May 23, 2003. We have also examined the Amended and Restated Articles of Incorporation of Stockgroup, as amended and on file with the Secretary of State of the State of Colorado, as well as the bylaws, selected minutes of the Board of Directors of Stockgroup, various exhibits filed in connection with the registration statement, and other documents as we have deemed necessary to provide a basis for the opinion expressed herein. We have also consulted with officers and directors of Stockgroup to clarify, confirm, or supplement the foregoing documentation. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of documents submitted to us by way of electronic copy, the authenticity of the originals of all such copies, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based on the foregoing, it is our opinion that, subject to receipt from the Securities and Exchange Commission of an order declaring the Form SB-2 effective, receipt from any applicable Canadian securities regulators of any approvals necessary under any applicable laws in Canada, and compliance with applicable state securities laws, we are of the opinion that the shares of common stock and warrants to be issued by Stockgroup have been duly authorized and, when issued, delivered and sold as described in the Form SB-2, will be validly issued, and the shares of such common stock will be fully paid, and nonassessable. Also based on the foregoing, it is our further opinion that (a) the shares of Stockgroup common stock that have been issued previously and are offered for sale by the selling shareholders in this registration have been, in fact, legally and validly issued and are fully paid and non-assessable; and (b) the shares of Stockgroup common stock that underlie warrants, when issued in accordance with the terms of the warrants and as contemplated in the Form SB-2, will be legally and validly issued and fully paid and non-assessable.

     This opinion is limited to the federal laws of the United States of America and the Colorado Business Corporations Act.

     We consent to the filing of this opinion as an exhibit to the registration statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                           Sincerely,

                                           FAEGRE  &  BENSON  LLP


                                           By:  /s/  William  J.  Campbell
                                                William  J.  Campbell



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